CleanSpark, Inc. Announces Pricing of

$550 Million Convertible Notes Offering

LAS VEGAS, Dec.13, 2024 – CleanSpark, Inc. (Nasdaq: CLSK), America's Bitcoin Miner® (“CleanSpark” or the “Company”), today announced the pricing of its offering of $550 million aggregate principal amount of 0.00% Convertible Senior Notes due 2030 (the “Convertible Notes”). The Convertible Notes will be sold to the initial purchasers for resale in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

•
$550 million 0.00% Convertible Senior Notes offering (20.00% conversion premium)
•
Capped call transactions entered into in connection with the Convertible Notes with an initial cap price of $24.66 per share of the Company’s common stock (the “common stock”), which represents a 100% premium to the closing sale price of the common stock on December 12, 2024
•
The repurchase of approximately $145 million of the common stock from investors in the Convertible Notes

CleanSpark has granted the initial purchasers of the Convertible Notes a 13-day option to purchase up to an additional $100 million aggregate principal amount of the Convertible Notes. The offering is expected to close on December 17, 2024, subject to satisfaction of customary closing conditions.

Use of Proceeds:

The Company anticipates that the aggregate net proceeds from the offering of Convertible Notes will be approximately $535.9 million (or approximately $633.6 million if the initial purchasers exercise in full their option to purchase additional Convertible Notes), after deducting the initial purchasers’ discounts and estimated expenses payable by the Company. The Company intends to use approximately $76.5 million of the net proceeds from the offering (assuming no exercise of the initial purchasers’ option to purchase additional Convertible Notes) to pay the cost of the capped call transactions (as described below), to use approximately $145 million to repurchase shares of its common stock from investors in the Convertible Notes, and the remaining net proceeds for the repayment in full of amounts outstanding under the Company’s line of credit with Coinbase, capital expenditures, acquisitions and general corporate purposes.

Additional Details of the Convertible Notes:

The Convertible Notes will be senior unsecured obligations of the Company. The Convertible Notes will not bear regular interest, and the principal amount of the Convertible Notes will not accrete. The Convertible Notes will mature on June 15, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to December 15, 2029, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash, shares of the common stock or a combination of cash and shares of the common stock, at the Company’s election. The conversion rate will initially be 67.5858 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $14.80 per share of the common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 20.00% to the $12.33 closing price per share of the common stock on The Nasdaq Capital Market on December 12, 2024. The conversion rate will be subject to adjustment in certain circumstances. In addition, upon conversion in connection with certain corporate events or a notice of redemption, the conversion rate will increase.

The Company may not redeem the Convertible Notes prior to June 20, 2028. The Company may redeem for cash all or any portion of the Convertible Notes, at its option, on or after June 20, 2028, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect on each of at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. In connection with certain corporate events or if the Company calls any note for redemption, it will, under certain circumstances, be required to increase the conversion rate for holders that elect to convert their notes in connection with such corporate event or notice of redemption.

Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes on June 15, 2028, and holders of the Convertible Notes will have the right to require the Company to purchase all or a portion of Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a repurchase price equal to 100% of the principal amount of their Convertible Notes, plus any accrued and unpaid special interest, if any.

Capped Call Transactions:

In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The cap price of the capped call transactions will initially be $24.66 per share of common stock, which represents a premium of 100% over the last reported sale price of the common stock of $12.33 per share on The Nasdaq Capital Market on December 12, 2024 and will be subject to customary anti-dilution adjustments. If the initial purchasers of the Convertible Notes exercise their option to purchase additional Convertible Notes, the Company expects to use a portion of the net proceeds from the sale of the additional Convertible Notes to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce potential dilution to the common stock upon conversion of any Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the option counterparties or their respective affiliates to purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Convertible Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling shares of the common stock or other securities of the Company in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Convertible Notes). This activity could also cause or avoid an increase or decrease in the market price of the common stock or the Convertible Notes, which could affect holders of the Convertible Notes’ ability to convert the Convertible Notes and, to the extent the activity occurs following conversion of the Convertible Notes or during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that holders of the Convertible Notes will receive upon conversion of such Convertible Notes.

Share Repurchases:

The Company has agreed to repurchase shares of its common stock from certain of the investors in the Convertible Notes in privately negotiated transactions, at a purchase price per share equal to the $12.33 closing price per share of the common stock on The Nasdaq Capital Market on December 12, 2024.

The Convertible Notes and any shares of common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, securities laws of any other jurisdiction, and the Convertible Notes and such shares of common stock may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Convertible Notes will be offered by the initial purchasers only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Convertible Notes, nor shall there be any sale of the Convertible Notes or common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark

CleanSpark, Inc. (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading, pure play Bitcoin miner with a proven track record of success. We own and operate a portfolio of mining facilities across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our mining facilities to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by securing the most important finite, global asset – Bitcoin – positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts, such as statements concerning the estimated net proceeds of the offering, the anticipated use of such net proceeds and expectations regarding the closing of the offering. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of CleanSpark’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others, uncertainties related to the completion of the offering and related transactions, including risks related to the satisfaction of the closing conditions for the sale of the Convertible Notes, and other risks described in the Company’s prior press releases and in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading "Risk Factors" in those filings, and other risks the Company may identify from time to time. Forward-looking statements contained herein are made only as to the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investors:

Harry Sudock, SVP

702-989-7693

ir@cleanspark.com

Media:

Eleni Stylianou

702-989-7694

pr@cleanspark.com